UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2014

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas	78,205
(Address of principal executive offices)	(Zip Code)
(210) 220-4011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 24, 2014, shareholders voted on the following matters:

(1)	To elect thirteen nominees to serve as Directors for a one-year term that will expire at the 2015 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
R. Denny Alexander	47,402,677	4,593,041	5,387,971
Carlos Alvarez	51,824,721	170,997	5,387,971
Royce S. Caldwell	47,198,555	4,797,163	5,387,971
Crawford H. Edwards	51,936,612	59,106	5,387,971
Ruben M. Escobedo	50,540,076	1,455,642	5,387,971
Richard W. Evans, Jr.	50,970,172	1,025,546	5,387,971
Patrick B. Frost	51,829,505	166,213	5,387,971
David J. Haemisegger	51,914,197	81,521	5,387,971
Karen E. Jennings	50,574,898	1,420,820	5,387,971
Richard M. Kleberg, III	51,745,944	249,774	5,387,971
Charles W. Matthews	50,696,339	1,299,379	5,387,971
Ida Clement Steen	51,814,245	181,473	5,387,971
Horace Wilkins, Jr.	51,801,416	194,302	5,387,971

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of the Cullen/Frost for the fiscal year that began January 1, 2014. Final voting results were as follows:

Votes For	56,655,285
Votes Against	682,870
Abstentions	45,534

(3)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	40,139,910
Votes Against	11,093,272
Abstentions	762,536
Broker Non-Votes	5,387,971

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Phillip D. Green
Phillip D. Green
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	April 28, 2014